Exhibit 5.1

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402

+1 612 766 7000 main

+1 612 766 1600 fax

May 27, 2025

Board of Directors

Proto Labs, Inc.

5540 Pioneer Creek Drive

Maple Plain, MN 55359

Ladies and Gentlemen:

We have acted as counsel to Proto Labs, Inc., a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to an aggregate of 108,640 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable upon (i) the vesting of a maximum of 54,320 performance stock units granted to Mr. Krishna pursuant to a Performance Stock Unit Award Agreement – TSR (Inducement Grant), and (ii) the vesting of a maximum of 54,320 performance stock units granted to Mr. Krishna pursuant to a Performance Stock Unit Award Agreement – Revenue and TSR (Inducement Grant), each entered into on May 23, 2025 (collectively, the “Inducement Award Agreements”).

For purposes of this opinion letter, we have examined the Inducement Award Agreements, the Registration Statement, the Third Amended and Restated Articles of Incorporation of the Company, as amended and currently in effect, the Third Amended and Restated By-laws of the Company, as currently in effect, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued to Mr. Krishna pursuant to and in accordance with the Inducement Award Agreements and that, when issued and sold as contemplated in the Registration Statement and in accordance with the Inducement Award Agreement, the Shares will be legally and validly issued, fully paid and nonassessable.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state.

This opinion letter speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion letter thereafter. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP